EXHIBIT 32.1

                            DISTINCTIVE DEVICES, INC.

                       CERTIFICATE PURSUANT TO SECTION 906
                          OF SARBANES-OXLEY ACT OF 2002
                          -----------------------------

     The undersigned, Sanjay Mody, the President, Chief Executive Officer, Treasurer and Chief Financial Officer of Distinctive Devices, Inc. (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 19th day of August, 2003.

                                         /s/ SANJAY MODY
                                         ---------------
                                         Sanjay Mody
                                         President,
                                         Chief Executive Officer,
                                         Treasurer and
                                         Chief Financial Officer